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                                    CONSENT                      Exhibit 23(iii)

                               MEILICKE & PARTNER
                            Popplesdorfer Allee 106
                               Bonn 53115 Germany

                                                              September 21, 1995

        The undersigned is the German tax counsel identified in this Registration Statement on Form S-3 (Registration No. 33-61651) filed with respect to an offering of shares of American Standard Companies Inc. (the "Company") common stock, par value $.01 per share (the "Common Stock"), by certain of the Company's stockholders, and hereby consents to the references to our firm as experts in German tax matters under the headings "Risk Factors -- Tax Matters", "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Experts", in
Note 7 to the Consolidated Financial Statements, and in Note 3 to the Consolidated Summary Financial Statements, contained in the prospectus constituting a part of such Registration Statement, and to the incorporation by reference of this consent into any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 for the purpose of registering additional shares of Common Stock for sale in connection with the offering.

Yours truly,


Meilicke & Partner


x /s/ W. MEILICKE
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Dr. W. Meilicke